EXHIBIT 3.2


                      P R O V I N C E   O F   O N T A R I O


BY THE HONOURABLE

                    G E O R G E  H A R R I S O N  D U N B A R,


                                                           PROVINCIAL SECRETARY,

TO ALL TO WHOM THESE PRESENTS SHALL COME


WHEREAS The Companies Act enacts that the Lieutenant Governor may from time to time direct the issue of Supplementary Letters Patent to a Corporation embracing any or all of the matters in the said Act set forth;

AND WHEREAS by the said Act it is further provided that the Provincial Secretary may under the Seal of his office have, use, exercise, and enjoy any power, right, or authority conferred by the said Act on the Lieutenant-Governor;

AND WHEREAS by its Petition in that behalf the Corporation herein named has prayed for Supplementary Letters Patent for the purpose hereinafter set out;

AND WHEREAS it has been made to appear that the said Company has complied with the conditions precedent to the grant of the desired Supplementary Letters Patent;

under the authority of the hereinbefore in part recited Statute DO BY THESE SUPPLEMENTARY LETTERS PATENT

                                                                              To

                          JOLIET-QUEBEC MINES, LIMITED
                             (No Personal Liability)

INCREASE the capital of the Company from the sum of Five Million dollars to the sum of Six Million dollars by the creation of an additional One Million shares of One dollar each.




GIVEN under my hand and Seal of Office at the City of Toronto in the said Province of Ontario this fifth day of June in the year of our Lord one thousand nine hundred and forty-six.


                                                D.R.  Michener,
                                             PROVINCIAL SECRETARY

                                  June 5, 1946





                               JOLIET-QUEBEC MINE,
                                     LIMITED
                             (No Personal Liability)





                         Assistant Provincial Secretary